                        News Release

Virtus Investment Partners Announces Appointment
Of Board Members

HARTFORD, CT, October 1, 2019 - Virtus Investment Partners (NASDAQ: VRTS), which operates a multi-boutique asset management business, today announced that Paul G. Greig and Peter L. Bain have been appointed to the company’s Board of Directors.
Greig is chairman of the board and former interim chief executive officer and president of Opus Bank, a commercial bank with offices in California, Arizona, Oregon and Washington. Bain is the former president, chief executive officer and director of OM Asset Management, now known as BrightSphere Investment Group.
"We are pleased to add two directors who are strategic business leaders and accomplished board members. They will further strengthen our board’s breadth of talent and experience as the company continues to evolve,” said Mark Treanor, chairman of the board. “Both Paul and Peter bring extensive financial services and asset management industry expertise to our board and have led successful companies through significant organic growth and strategic acquisitions,” said George R. Aylward, president and chief executive officer. “We are confident in the contributions and value they bring to our board.”
Greig has been chairman of Opus Bank since 2018. Previously he served as chairman, president and CEO of FirstMerit Corp. from 2006 to 2016, president and chief executive officer of Charter One Bank, Illinois, and earlier, president and chief executive officer of Bank One Corp., Wisconsin. He was a director and member of the Audit Committee of the Federal Reserve Bank of Cleveland from 2011 to 2013 and vice president of the Fed’s Federal Advisory Council.
Greig earned a Bachelor of Arts in economics from Wheaton College and an M.B.A. from DePaul University. In addition to serving on the Opus Bank board, he is currently a director at Omni Senior Living, a developer and operator of senior living communities in northeast Ohio.
Bain served as president, CEO and director of OM Asset Management from 2011 to 2017 and led the company’s initial public offering. He joined OM Asset Management from Legg Mason, where he was senior executive vice president and head of affiliate management and corporate strategy, and

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

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earlier, chief administrative officer. He also was a managing director at Berkshire Capital Securities and worked at Merrill Lynch & Co. and HSBC Holdings.
Bain received a Juris Doctor from Harvard Law School following a Bachelor of Arts in American Studies from Trinity College, where he was elected to Phi Beta Kappa. He currently serves on the Board of ReBuild Metro, an affordable housing initiative focused on reclaiming and rehabilitating disadvantaged neighborhoods in Baltimore.

About Virtus Investment Partners, Inc.
Virtus Investment Partners (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. The company provides investment management products and services through its affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process, and individual brand. Virtus Investment Partners offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs. Its affiliates include Ceredex Value Advisors, Duff & Phelps Investment Management, Kayne Anderson Rudnick Investment Management, Newfleet Asset Management, Rampart Investment Management, Seix Investment Advisors, Silvant Capital Management, Sustainable Growth Advisers, and Virtus ETF Advisers. Additional information is available at virtus.com.

Forward-Looking Information
This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” "intent," "plan," “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” “opportunity,” “predict,” “would,” “potential,” “future,” “forecast,” “guarantee,” “assume,” “likely,” “target” or similar statements or variations of such terms. Our forward-looking statements are based on a series of expectations, assumptions and projections about the company, are not guarantees of future results or performance, and involve substantial risks and uncertainty as described in our most recent Annual Report on Form 10-K and our filings with the Securities and Exchange Commission, which are available in the Investor Relations section of our website, www.virtus.com. All forward-looking statements are as of the date of this release only. The

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

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company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially. You are urged to carefully consider all such factors.
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Contacts
Joe Fazzino, Media Relations                Jaime Doyle, Media Relations
(860) 263-4725                        (973) 944-8105
joe.fazzino@virtus.com                    jdoyle@jconnelly.com

Sean Rourke, Investor Relations
(860) 263-4709
sean.rourke@virtus.com

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com